FIRST AMENDMENT TO PROMISSORY NOTE (Six-Month)

THIS FIRST AMENDMENT TO PROMISSORY NOTE (Six-Month) (the "First Amendment") is made and entered into as of the 7th day of March 2013 by Discovery Energy Corp., a Nevada corporation f/k/a “Santos Resource Corp.” (hereinafter called "Maker"), and Liberty Petroleum Corporation, an Arizona corporation (hereinafter called "Payee").

RECITALS:

WHEREAS, Maker executed in favor of Payee a promissory note (the “Note”) dated October 26, 2012 in the original principal amount of $500,000.00; and

WHEREAS, all outstanding principal of the Note is otherwise to become due and payable on April 26, 2013; and

WHEREAS, Maker wishes to receive an extension of the Note, and Payee is willing to so extend the Note; and

WHEREAS, the parties hereto desire to amend the Note upon the terms, provisions and conditions set forth hereinafter;

AGREEMENT:

NOW, THEREFORE, in consideration of a partial payment of the Note in the amount of $100,000 being remitted in connection herewith, the parties hereto hereby agree as follows (all undefined, capitalized terms used herein shall have the meanings assigned to such terms in the Note):

1. Partial Payment of Note. Maker hereby agrees to remit to Payee, as promptly after Maker's receipt of this First Amendment signed by Payee as is possible, a partial payment of the Note in the amount of $100,000. The amendments to the Note provided for in paragraph 2 immediately below shall not be effective until such amount is remitted to Payee.

2. Amendments to the Note. In consideration of the partial payment of the Note pursuant to paragraph 1 immediately above, the Note shall, upon the delivery of such partial payment and without any further act or deed, be amended so that all outstanding principal of this Note ($400,000 after delivery of such partial payment) and interest that has heretofore accrued or hereafter accrues on such Note shall become due and payable in a single balloon payment on June 12, 2013, notwithstanding anything else provided for in the Note.

3. Miscellaneous. Except as otherwise expressly provided herein, the Note is not amended, modified or affected by this First Amendment. Except as expressly set forth herein, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Note are herein ratified and confirmed and shall remain in full force and effect. On and after the date on which this First Amendment becomes effective, the terms, "Note," "hereof," "herein," "hereunder" and terms of like import, when used herein or in the Note shall, except where the context otherwise requires, refer to the Note, as amended by this First Amendment. This First Amendment may be executed into one or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument. This First Amendment shall be deemed fully executed and delivered when duly signed by the signatories hereto and delivered via "PDF" or facsimile transmission.

IN WITNESS WHEREOF, the undersigned have set their hands hereunto as of the first date written above.

Discovery Energy Corp.,	Liberty Petroleum Corporation,
a Nevada corporation	an Arizona corporation

By:________________________________	By:________________________________
Keith J. McKenzie,	Lane Franks,
Chief Executive Officer	President